Exhibit 99.3

DESTINATION MATERNITY CORPORATION AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands, except percentages)

(unaudited)

Year Ended January 30, 2016

Net loss	$(4,483)
Add: income tax benefit	(2,806)
Add: interest expense, net	1,520

Operating loss	(5,769)
Add: depreciation and amortization expense	17,231
Add: loss on impairment of long-lived assets	1,662
Add: loss (gain) on disposal of assets	193
Add: stock-based compensation expense	2,784

Add: other charges for relocations (1)	2,462
Add: other charges for management and organizational changes	4,196
Add: other charges for fiscal year change	27
Add: other charges for proposed business combination	61

Adjusted EBITDA	$22,847

(1)	Other charges related to the Company’s relocations of its headquarters and distribution operations excludes accelerated depreciation expense of $233.

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ORCHESTRA-PRÉMAMAN, S.A. AND SUBSIDIARIES

Supplemental Financial Information

Reconciliation of Net Profit to EBITDA

(in millions)

(unaudited)

Year Ended February 29, 2016

Net income	€20.1
Add: net loss from discontinued operations	€5.62
Add: income tax expense	€0.86
Add: finance costs	€6.87
Subtract: other financial income and expenses, net	€(3.63)
Add: share of profit (loss) of associates and joint-ventures	€0.24
Subtract: exceptional items	€(11.29)
Add: depreciation, amortization and misc. items expense, net	€31.86
Operating profit / (loss) before depreciation, amortization, miscellaneous items and exceptional items	€50.63

$/€ as of January 6, 2017	x 1.0532
EBITDA	$53.32

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